KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES
        R E P O R T  O F  I N D E P E N D E N T  P U B L I C
        A C C O U N T A N T S


        To the Stockholders and the Board of Directors of Kaiser Aluminum & Chemical Corporation:

        We have audited the accompanying consolidated balance sheets of Kaiser Aluminum & Chemical Corporation (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related statements of consolidated income (loss) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kaiser Aluminum & Chemical Corporation and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



        Arthur Andersen LLP
        Houston, Texas
        February 28, 1999


        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES C O N S O L I D A T E D B A L A N C E S H E E T S


                                                                                       DECEMBER 31,
                                                                              ------------------------------
        (In millions of dollars, except share amounts)                                  1998            1997
        ----------------------------------------------------------------------------------------------------
        ASSETS
        Current assets:
             Cash and cash equivalents                                        $        98.3   $        15.8
             Receivables:
                  Trade, less allowance for doubtful receivables of $6.2 in
                       1998 and $5.8 in 1997                                          170.1           232.9
                  Other                                                               118.1           112.4
             Inventories                                                              543.5           568.3
             Prepaid expenses and other current assets                                104.9           121.3
                                                                              --------------  --------------


                  Total current assets                                              1,034.9         1,050.7

        Investments in and advances to unconsolidated affiliates                      128.3           148.6
        Property, plant, and equipment - net                                        1,108.7         1,171.8
        Deferred income taxes                                                         376.9           329.0
        Other assets                                                                  346.0           317.2
                                                                              --------------  --------------

                  Total                                                       $     2,994.8   $     3,017.3
                                                                              ==============  ==============

        LIABILITIES AND STOCKHOLDERS' EQUITY
        Current liabilities:
             Accounts payable                                                 $       173.3   $       176.2
             Accrued interest                                                          37.3            37.6
             Accrued salaries, wages, and related expenses                             73.8            97.9
             Accrued postretirement medical benefit obligation - current
                  portion                                                              48.2            45.3
             Other accrued liabilities                                                150.2           145.9
             Payable to affiliates                                                     75.3            82.4
             Long-term debt - current portion                                            .4             8.8
                                                                              --------------  --------------

                  Total current liabilities                                           558.5           594.1

        Long-term liabilities                                                         533.0           492.0
        Accrued postretirement medical benefit obligation                             694.3           720.3
        Long-term debt                                                                962.6           962.9
        Minority interests                                                            101.9            98.4
        Redeemable preference stock - aggregate liquidation value of $21.1 in
             1998 and $27.8 in 1997                                                    20.1            27.7
        Commitments and contingencies
        Stockholders' equity:
             Preference stock - cumulative and convertible, par value $100, authorized 1,000,000 shares, issued and outstanding, 19,963
                  and 20,543 in 1998 and 1997                                           1.5             1.6
             Common stock, par value 33-1/3 cents, authorized 100,000,000
                  shares; issued and outstanding, 46,171,365                           15.4            15.4
             Additional capital                                                     2,052.8         1,939.8
             Accumulated deficit                                                     (151.2)         (152.3)
             Note receivable from parent                                           (1,794.1)       (1,682.6)
                                                                              --------------  --------------

                  Total stockholders' equity                                          124.4           121.9
                                                                              --------------  --------------

                  Total                                                       $     2,994.8   $     3,017.3
                                                                              ==============  ==============




        The accompanying notes to consolidated financial statements are an integral part of these statements.


        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES S T A T E M E N T S O F C O N S O L I D A T E D I N C O M E ( L O S S )



                                                                                Year Ended December 31,
                                                                    ----------------------------------------------
        (In millions of dollars)                                              1998            1997            1996
        ----------------------------------------------------------------------------------------------------------
        Net sales                                                   $     2,256.4   $     2,373.2   $     2,190.5
                                                                    --------------  --------------  --------------

        Costs and expenses:
             Cost of products sold                                        1,906.2         1,951.2         1,857.5
             Depreciation and amortization                                   99.1           102.5           107.6
             Selling, administrative, research and development,
                  and general                                               115.1           129.9           125.3
             Impairment of Micromill(TM) assets/restructuring of
                  operations                                                 45.0            19.7            -
                                                                    --------------  --------------  --------------


                  Total costs and expenses                                2,165.4         2,203.3         2,090.4
                                                                    --------------  --------------  --------------

        Operating income                                                     91.0           169.9           100.1

        Other income (expense):
             Interest expense                                              (110.0)         (110.7)          (93.4)
             Other - net                                                      3.5             2.8            (2.6)
                                                                    --------------  --------------  --------------

        Income (loss) before income taxes and minority interests            (15.5)           62.0             4.1

        Benefit (provision) for income taxes                                 16.4            (9.4)            8.4

        Minority interests                                                    1.8             (.5)             .7
                                                                    --------------  --------------  --------------
        Net income                                                  $         2.7   $        52.1   $        13.2
                                                                    ==============  ==============  ==============






        The accompanying notes to consolidated financial statements are an integral part of these statements.


        KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES
        S T A T E M E N T S  O F  C O N S O L I D A T E D  C A S H  F L O W S


                                                                                          Year Ended December 31,
                                                                              ----------------------------------------------
        (In millions of dollars)                                                        1998            1997            1996
        --------------------------------------------------------------------------------------------------------------------
        Cash flows from operating activities:
             Net income                                                       $         2.7   $        52.1   $        13.2
             Adjustments to reconcile net income to net cash provided by operating activities:
                       Depreciation and amortization (including deferred
                            financing costs)                                          103.0           108.6           113.2
                       Impairment of Micromill assets/restructuring of
                            operations                                                 45.0            19.7            -
                       Non-cash benefit for income taxes                               (8.3)          (12.5)           -
                       Equity in (income) loss of unconsolidated affiliates,
                            net of distributions                                         .1             7.8             3.0
                       Minority interests                                              (1.8)             .5             (.7)
                       Decrease (increase) in receivables                              61.0           (94.0)           50.2
                       Decrease (increase) in inventories                              24.8            (9.3)          (36.5)
                       Decrease (increase) in prepaid expenses and other
                            assets                                                      2.4             7.9           (39.4)
                       (Decrease) increase in accounts payable and accrued
                            interest                                                   (3.2)          (11.1)            8.4
                       Decrease in payable to affiliates and accrued
                            liabilities                                               (41.4)          (19.6)          (62.8)
                       Decrease in accrued and deferred income taxes                  (26.2)          (16.8)          (35.7)
                       Other                                                           13.1            12.3            10.0
                                                                              --------------  --------------  --------------

                            Net cash provided by operating activities                 171.2            45.6            22.9
                                                                              --------------  --------------  --------------

        Cash flows from investing activities:
             Additions to property, plant, and equipment                              (77.6)         (128.5)         (161.5)
             Other                                                                      3.2            19.9            17.2
                                                                              --------------  --------------  --------------

                            Net cash used for investing activities                    (74.4)         (108.6)         (144.3)
                                                                              --------------  --------------  --------------

        Cash flows from financing activities:
             Repayments under revolving credit facility, net                           -               -              (13.1)
             Borrowings of long-term debt                                              -               19.0           225.9
             Repayments of long-term debt                                              (8.9)           (8.8)           (9.0)
             Net payments to parent                                                    -               (4.2)          (10.7)
             Incurrence of financing costs                                              (.6)            (.9)           (6.2)
             Dividends paid                                                             (.6)            (.6)            (.7)
             Capital contributions                                                       .1              .3              .1
             Redemption of preference stock                                            (8.7)           (2.1)           (5.3)
             Decrease (increase) in restricted cash, net                                4.4            (5.2)           -
                                                                              --------------  --------------  --------------

                            Net cash (used for) provided by financing
                                 activities                                           (14.3)           (2.5)          181.0
                                                                              --------------  --------------  --------------

        Net increase (decrease) in Cash and cash equivalents during the year           82.5           (65.5)           59.6
        Cash and cash equivalents at beginning of year                                 15.8            81.3            21.7
                                                                              --------------  --------------  --------------

        Cash and cash equivalents at end of year                              $        98.3   $        15.8   $        81.3
                                                                              ==============  ==============  ==============

        Supplemental disclosure of cash flow information:
             Interest paid, net of capitalized interest                       $       106.3   $       102.7   $        84.2
             Income taxes paid                                                         13.5            22.6            20.0
             Tax allocation payments to Kaiser Aluminum Corporation                     3.3             1.8             2.7
             Tax allocation payments to MAXXAM Inc.                                    -               11.8             1.1



        The accompanying notes to consolidated financial statements are an integral part of these statements.